                                  EXHIBIT 20.2

APPENDIX A TO PRELIMINARY OFFICIAL STATEMENT

                           FEDERAL EXPRESS CORPORATION

Federal Express Corporation (hereinafter the "Company") was incorporated in Delaware on June 24, 1971 and began operations in 1972. The Company offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Exchange Act of 1934, as amended, are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 filed August 5, 1994.

     2. The Company's Current Report on Form 8-K dated September 14, 1994 filed September 23, 1994.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Preliminary Official Statement and before the termination of the offering of the Series 1994 Bonds by this Preliminary Official Statement shall be deemed to be incorporated by reference in this Preliminary Official Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Preliminary Official Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Preliminary Official Statement.

The Company will furnish without charge to each person to whom this Preliminary Official Statement is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Preliminary Official Statement without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Thomas R. Martin, Managing Director - Public Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850 or by telephone at (901) 395-3490.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                          SELECTED OPERATING STATISTICS
                                   (UNAUDITED)

Set forth below are selected operating statistics of the express package and airfreight services of the Company for the periods indicated. Beginning in 1994, U.S. domestic express airfreight is reported as package volume in express package operating data rather than as pounds in airfreight operating data. Data for 1990 through 1993 has been restated to conform to this presentation. Beginning in 1995, Average Revenue Per Pound and Average Revenue Per Package include service fee revenues previously classified as other revenues. Data for 1990 through 1994 has been restated to conform to this presentation.


                                                                                                          THREE MONTHS
                                                    YEAR ENDED MAY 31                                    ENDED AUGUST 31
                         ----------------------------------------------------------------------     -------------------------
                            1990           1991           1992           1993           1994           1993           1994
                            ----           ----           ----           ----           ----           ----           ----

EXPRESS PACKAGE:

Average daily
package volume            1,234,174      1,310,890      1,472,642      1,710,561      1,925,105      1,755,015      2,039,029

Average pounds
per package                  5.4           5.6             5.7            5.8            6.0            5.8            6.3

Average revenue
per pound                  $ 3.13         $ 3.08         $ 2.87         $ 2.60         $ 2.51          $2.66          $2.39

Average revenue
per package                $16.76         $17.33         $16.38         $15.30         $15.12         $15.48         $15.03

AIRFREIGHT:

Average daily
pounds                    3,148,290      2,650,204      2,258,303      2,050,033      1,844,270      1,778,508      2,083,464

Average revenue
per pound                  $ 1.13         $ 1.20         $ 1.22         $ 1.09         $ 1.06          $1.05          $1.05


                                                 RATIO OF EARNINGS TO FIXED CHARGES
                                                             (UNAUDITED)
                                                                                                          THREE MONTHS
                                                    YEAR ENDED MAY 31                                    ENDED AUGUST 31
                         ----------------------------------------------------------------------     -------------------------
                            1990           1991           1992           1993           1994           1993           1994
                            ----           ----           ----           ----           ----           ----           ----

Ratio of Earnings to
Fixed Charges (a)           1.4x           1.0x            (b)           1.4x           1.7x           1.5x           1.9x

- ---------------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.


                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of the Company's operating results and financial position for the periods indicated (in millions):


OPERATING RESULTS

                                                                                                             THREE MONTHS
                                                      YEAR ENDED MAY 31                                     ENDED AUGUST 31
                             ------------------------------------------------------------------           -------------------
                                                                                                              (UNAUDITED)
                               1990           1991           1992           1993           1994           1993           1994
                               ----           ----           ----           ----           ----           ----           ----

Revenues                     $7,015         $7,688         $7,550         $7,808         $8,479         $2,016         $2,231

Operating Income                387            252             23            377            531            102            143

Income (Loss)
Before Income
Taxes                           218             41           (147)           204            378             61            107

Income (Loss)
Before Cumulative
Effect of Change
in Accounting
Principle                       116              6           (114)           110            204             33             61

Net Income (Loss)               116              6           (114)            54            204             33             61



FINANCIAL POSITION


                                                           MAY 31                                       AUGUST 31, 1994
                             -------------------------------------------------------------------        ---------------
                                                                                                          (UNAUDITED)

                               1990           1991           1992           1993           1994
                               ----           ----           ----           ----           ----

Current Assets               $1,315         $1,283         $1,206         $1,440         $1,762              $1,802

Property and
Equipment, Net                3,566          3,624          3,411          3,476          3,449               3,483

Total Assets                  5,675          5,672          5,463          5,793          5,992               6,073

Current Liabilities           1,240          1,424          1,385          1,449          1,536               1,549

Long-Term Debt                2,148          1,827          1,798          1,882          1,632               1,588

Common
Stockholders'
Investment                    1,649          1,669          1,580          1,671          1,925               1,991
